SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

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|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                  Franklin Electronic Publishers, Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration number, or
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

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   ----------

            The annual meeting of shareholders of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (the "Company"), a Pennsylvania corporation, will be held in the 11th Floor Conference Center in the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York, on Friday, July 20, 2001, at 10:00 A.M., for the following purposes:

            (1) To elect nine directors of the Company to serve for a term of one year;

            (2) To consider and act upon a proposal to approve an increase in the number of shares with respect to which options may be granted under the Company's 1998 Stock Option Plan;

            (3) To ratify the issuance to an affiliate of the Company of shares of the Company's Series A 10% Convertible Preferred Stock;

            (4) To ratify the appointment of auditors of the Company to serve until the next annual meeting of shareholders; and

            (5) To consider and act upon such other matters as may properly come before the meeting.

            Only shareholders of record at the close of business on June __, 2001 are entitled to vote at the meeting.

            You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

                                        By order of the Board of Directors,


                                        GREGORY J. WINSKY,
                                        Secretary

Burlington, New Jersey
June __, 2001

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                                   ----------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                  July 20, 2001

                                   ----------

            This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (the "Company") to be used at the annual meeting of shareholders of the Company which will be held in the 11th Floor Conference Center in the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York, on Friday, July 20, 2001 at 10:00 A.M., and at any adjournments thereof.

            Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will count as a vote against the proposals, other than the election of directors. Broker "non-votes" are not counted in the tabulations of the votes cast on any of the proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. The proposals relating to the amendment of the Company's 1998 Stock Option Plan (the "Option Plan") and the issuance of the Series A 10% Convertible Preferred Stock (the "Convertible Preferred Stock") are the only proposals at this meeting which involve a broker "non-vote."

            The principal executive offices of the Company are located at One Franklin Plaza, Burlington, New Jersey 08016-4907. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders is June __, 2001.

            Shareholders of record at the close of business on June __, 2001 will be entitled to one vote for each share of Common Stock of the Company then held. There were outstanding on such date __________ shares of common stock, no par value ("Common Stock"). The holder of the 3,500 shares of Convertible Preferred Stock would be entitled to one vote for each of the 700,000 shares of Common Stock into which the Convertible Preferred Stock is convertible. However, the holder of the Convertible Preferred Stock has agreed that he shall not be entitled to exercise any voting rights which he has as a result of his ownership of the Convertible Preferred Stock unless and until the Company's shareholders ratify the issuance of the Convertible Preferred Stock.

                              ELECTION OF DIRECTORS

            Nine directors will be elected at the meeting for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

                                                                                        Year
                                                                                      Became a
Name of Nominee                      Principal Occupation                Age          Director
---------------                      --------------------                ---          --------
Edward H. Cohen           Partner, Rosenman & Colin LLP                  62             1987

Kenneth D. Cron           Chairman of the Board and Chief                44             2000
                            Executive Officer of Uproar, Inc.

Barry J. Lipsky           President and Chief Executive                  50             1997
                            Officer of the Company

Leonard M. Lodish         Professor of Marketing, Wharton School of      57             1987
                            the University of Pennsylvania

James Meister             Retired Executive, formerly President          59             1996
                            and Chief Executive Officer,
                            Kings Super Markets, Inc.

Howard L. Morgan          Vice Chairman, idealab! Corporation            55             1981

Jerry R. Schubel          President, New England Aquarium                65             1991

James H. Simons           Chairman of the Board, Renaissance             63             1981
                            Technologies Corp.

William H. Turner         Chairman of PNC Bank, New Jersey               61             1994

            No family relationship exists between any director and executive officer of the Company.

            Mr. Cohen is, and for more than the past five years has been, a partner in the New York City law firm of Rosenman & Colin LLP. Mr. Cohen is a director of Phillips-Van Heusen Corporation, a manufacturer and marketer of apparel and footwear, Levcor International, Inc., a converter of textiles for sale to domestic apparel manufacturers, Merrimac Industries, Inc., a manufacturer of passive R.F. and microwave components for industry, government and science, and Voice Powered Technology International, Inc., an approximately 82% owned subsidiary of the Company.

            Mr. Cron joined Uproar, Inc. as Chief Executive Officer in September 1999 and was appointed Chairman of the Board of Directors of Uproar in December 1999. Prior to joining

Uproar from September 1988 to June 1999, Mr. Cron was president of publishing and director at CMP Media Inc., a leading worldwide technology media company.

            Mr. Lipsky joined the Company as Vice President in February, 1985. He was elected Executive Vice President of the Company in 1997, Interim President and Chief Operating Officer in April 1999 and President and Chief Executive Officer of the Company in May 1999. Mr. Lipsky is a director of Voice Powered Technology International, Inc.

            Dr. Lodish is the Samuel R. Harrell Professor of Marketing at the Wharton School of the University of Pennsylvania. He has been a Professor of Marketing since 1976, and was Chairman of the Marketing Department of the Wharton School from 1984 to 1988 and 1992 to 1994. He is a director of Information Resources, Inc., a marketing research and decision support systems firm, and J&J Snack Foods, Inc., a producer and marketer of specialty foods.

            Mr. Meister retired in July 1998 from his position as President and Chief Executive Officer of Kings Super Markets, Inc., a food retailer owned by Marks & Spencer p.l.c., a position which he had held for more than the prior five years. He is a director of PIC International Group, Inc., a life sciences company in the United Kingdom.

            Dr. Morgan is, and for more than the past five years has been, President of Arca Group, Inc., a consulting and investment management firm, and since January 1999 has been the Vice Chairman of idealab! Corporation, which creates and operates internet companies. Dr. Morgan was Professor of Decision Sciences at the Wharton School of the University of Pennsylvania from 1972 through 1986. He is a director of Unitronix Corp., a software supplier, Cylink Corp., a developer of software for secure communications, Segue Software, Inc., a developer of automated software systems, Infonautics Corp., a provider of online information, and MyPoints.com, Inc., a provider of web direct mail.

            Dr. Schubel became President and Chief Executive Officer of New England Aquarium in 1994. From 1974 to 1994, Dr. Schubel was the Director of the Marine Sciences Research Center of the State University of New York at Stonybrook, New York.

            Dr. Simons has been Chairman of the Board and President of Renaissance Technologies Corp. since 1982. He became Chairman of the Board of the Company in 1997. Dr. Simons is a director of Cylink Corp., Segue Software, Inc. and Symbol Technologies, Inc., a producer of bar code technology based products.

            Mr. Turner became Chairman of PNC Bank, New Jersey in 2000 after joining the bank as President in August, 1997. Prior to that, he had served as President and Co-Chief Executive Officer of the Company from October 1, 1996. Prior to joining the Company, he was Vice Chairman of The Chase Manhattan Bank. For more than the prior thirty years, Mr. Turner held a variety of positions at Chemical Banking Corporation prior to its merger with Chase Manhattan Bank. Mr. Turner is a director of Standard Motor Products, Inc., a manufacturer of automotive replacement products, Volt Information Sciences, Inc., a provider of varied equipment and services to the telecommunications and print media industries, and New Jersey Resources Corporation, a provider of energy services.

            The Board of Directors of the Company has two standing committees: an Audit Committee, consisting of Dr. Simons and Messrs. Turner and Cohen, and a Stock Option and Compensation Committee (the "Compensation Committee"), consisting of Drs. Simons and Morgan and Mr. Meister. The Audit Committee is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors, reviewing the results of the audit with the officers of the Company and its auditors and recommending to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K. The Audit Committee functions pursuant to a written charter which is attached hereto as Appendix 1. The Audit Committee held two meetings during the fiscal year ended March 31, 2001. The Board of Directors of the Company has determined that although Dr. Simons may not be an independent director, it is nonetheless in the Company's best interest that Dr. Simons serve on the Company's Audit Committee. The Compensation Committee is charged with administering the Option Plan, and fixing the compensation, including salaries and bonuses, of all officers of the Company. The Compensation Committee held no meetings during the fiscal year ended March 31, 2001.

            During the fiscal year ended March 31, 2001, there were four regularly scheduled meetings of the Board of Directors. Each of the directors attended at least 75 percent of the aggregate number of meetings of the Board and of any Committees of the Board on which he serves.

            The Company will consider for election to the Board of Directors a nominee recommended by a shareholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupation and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

            The following table sets forth certain information regarding the ownership of the Common Stock as of May 30, 2001 by (i) all those known by the Company to be the beneficial owners of more than five percent of the Common Stock, (ii) all directors and nominees for director, (iii) each executive officer of the Company named in the Summary Compensation Table on page 8 hereof and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares listed as beneficially owned by such shareholder.

                                                          Amount
              Name of                                  Beneficially  Percent of
         Beneficial Owner                                 Owned         Class
         ----------------                              ------------  ----------

Bermuda Trust Company Ltd., Trustee (1) ............    1,684,640       17.2%

James H. Simons (2) ................................      772,436        7.9%

Dimensional Fund Advisors (3) ......................      551,100        5.6%

Barry J. Lipsky ....................................      226,562        2.2%

Gregory J. Winsky (4) ..............................      174,870        1.8%

Howard L. Morgan (5) ...............................       80,522          *

Arnold D. Levitt ...................................       57,500          *

Toni M. Tracy ......................................       52,797          *

Edward H. Cohen ....................................       51,317          *

Jerry R. Schubel ...................................       51,044          *

William H. Turner ..................................       47,772          *

Robert L. Garthwaite ...............................       46,703          *

Leonard M. Lodish ..................................       41,272          *

James Meister ......................................       26,272          *

Kenneth D. Cron ....................................        6,250          *

All executive officers and directors as a group
(12 persons)                                                            33.8%

----------
      *     less than 1%

      (1) Held by Bermuda Trust Company Ltd. as trustee of a trust of which James H. Simons and members of his immediate family are beneficiaries. The address of Bermuda Trust Company Ltd. is Front Street, Hamilton, Bermuda.

      (2) Includes 16,954 shares held by or for the benefit of members of Dr. Simons' immediate family, 9,198 shares held by a fund in which Dr. Simons has indirect shared power to vote and dispose of the shares, 53 shares held by Renaissance Ventures Ltd., of which Dr. Simons is the chairman and sole shareholder and 700,000 shares which may be issued upon conversion of 3,500 shares of the Convertible Preferred Stock, provided, however, that Dr. Simons has agreed that he shall not be entitled to vote or convert any shares of the Convertible Preferred Stock unless and until the Company's shareholders ratify the issuance of the Convertible Preferred Stock as more fully described elsewhere herein.

      (3) Information as to shares of Common Stock owned by Dimensional Fund Advisors is as of December 31, 2000 as set forth in a Schedule 13G dated February 2, 2001 and filed with the Securities and Exchange Commission.

      (4) Includes 1,600 shares in trust for the benefit of Mr. Winsky's children.

      (5)   Includes 5,250 shares held for the benefit of Dr. Morgan's children.

            The foregoing table also includes shares which the following directors have the right to acquire within sixty days upon the exercise of options: Dr. Simons, 36,231 shares; Mr. Lipsky, 197,240 shares; Dr. Morgan, 41,272 shares; Mr. Cohen, 46,231 shares; Dr. Schubel, 36,231 shares; Mr. Turner, 24,772 shares; Dr. Lodish, 31,272 shares; Mr. Cron, 6,250 shares and Mr. Meister, 20,272 shares. The foregoing table also includes 309,018 shares which all executive officers who are not directors, as a group, have the right to acquire within sixty days upon the exercise of options.

            Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 and on representations from its executive officers and directors and persons who beneficially own more than 10 percent of the Common Stock, all filing requirements of Section 16(a) of the Securities Exchange Act of 1934 were complied with in a timely manner during the fiscal year ended March 31, 2001.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

            The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the person who served as the Company's chief executive officer during the last fiscal year and its four most highly compensated executive officers, other than the chief executive officers (together, the "Named Executive Officers"), who were serving as executive officers of the Company or one of its subsidiaries or divisions during and at the end of the Company's last fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years:

                                                                                                   Long-Term
                                                        Annual Compensation                      Compensation
                                             ------------------------------------------             Awards
                                                                              Other               Securities
                                                                              Annual              Underlying          All Other
                                              Salary            Bonus      Compensation             Options          Compensation
Name and Principal Position    Year             $                 $             $                      #                $ (3)
---------------------------    ----          -------            ------     ------------          ------------        ------------
Barry J. Lipsky (1)            2001          344,423            54,637             0                 86,000            40,890
President and Chief            2000          320,173                 0             0                150,000            83,630
Executive Officer              1999          204,327                 0             0                 25,000                 0

Arnold D. Levitt (2)           2001          250,615            36,364             0                 54,000                 0
Senior Vice President          2000          131,846                 0        78,000                 50,000                 0

Gregory J. Winsky              2001          234,616            36,364             0                 54,000            77,846
Executive Vice President       2000          210,385                 0             0                 75,000            37,948
                               1999          185,000                 0             0                 12,500                 0

Toni M. Tracy                  2001          182,366            28,611             0                 15,500                 0
Senior Vice President          2000          182,650                 0             0                 15,000            26,254
                               1999          179,904            34,800             0                 13,000                 0

Robert L. Garthwaite           2001          182,260            28,611             0                 23,000            13,600
Vice President                 2000          153,000                 0             0                 10,000             4,533
                               1999          126,169            14,700             0                  7,000                 0

----------

      (1) Mr. Lipsky was named Interim President and Chief Operating Officer of the Company in April 1999 and was named President and Chief Executive Officer in May 1999. He was Executive Vice President during fiscal 1999.

      (2) Mr. Levitt served as Interim Chief Financial Officer of the Company and was paid as a consultant by the Company from May 5, 1999 until August 31, 1999. Consulting fees paid to Mr. Levitt are set forth under "Other Annual Compensation." Mr. Levitt was elected Senior Vice President and Chief Financial Officer on September 1, 1999 and was paid as an employee thereafter.

      (3) During the fiscal year ended March 31, 2000, the Company modified its employee vacation policy to discontinue the practice of rolling forward previously unused, accrued vacation time from year to year. In December 1999, the Company offered all employees an option to be compensated for such vacation pay in cash over four quarters and/or in shares of Common Stock. The amounts shown under "All Other Compensation" represent the dollar value of Common Stock or cash received by each Named Executive Officer in connection with such unused, accrued vacation time.

            No other annual compensation, stock appreciation rights, long-term restricted stock awards or long-term incentive plan payouts (as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

                        OPTION GRANTS IN LAST FISCAL YEAR

            The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Option Plan granted to the Named Executive Officers during the fiscal year ended March 31, 2001.

                                                 Individual Grants
                                --------------------------------------------------

                                                                                             Potential
                                                                                         Realizable Value
                                                                                         at Assumed Annual
                                              Percent of                                  Rates of Stock
                                 Number of       Total                                  Price Appreciation
                                Securities      Options                                   for Option Term
                                Underlying    Granted to                                ------------------
                                  Options     Employees    Exercise
                                  Granted     in Fiscal      Price      Expiration        5%         10%
         Name                        #           Year        $/sh          Date            $          $
         ----                     -------        ----        ----          ----           ---        ---
Barry J. Lipsky                   36,000(1)      6.0%        7.50         6/24/10       169,802    430,310
                                  50,000(2)      8.4%        7.50         6/24/10       235,835    597,653

Arnold D. Levitt..........        24,000(1)      4.0%        7.50         6/24/10       113,201    286,874
                                  30,000(2)      5.0%        7.50         6/24/10       141,501    358,592

Gregory J. Winsky.........        24,000(1)      4.0%        7.50         6/24/10       113,201    286,874
                                  30,000(2)      5.0%        7.50         6/24/10       141,501    358,592

Toni M. Tracy.............         8,000(1)      1.3%        7.50         6/24/10        37,734     95,625
                                   7,500(2)      1.3%        7.50         6/24/10        35,375     89,648

Robert L. Garthwaite               8,000(1)      1.3%        7.50         6/24/10        37,734     95,625
                                  15,000(2)      2.5%        7.50         6/24/10        70,751    179,296

(1)   Options with respect to these shares vested on July 19, 2000.

(2) Options with respect to one-fourth of the shares become exercisable on each of the first, second, third and fourth anniversaries of the date of grant.

                          FISCAL YEAR-END OPTION VALUES

      The following table sets forth information regarding unexercised stock options held by the Named Executive Officers as of March 31, 2001. No stock options were exercised by the Named Executive Officers during the fiscal year ended March 31, 2001.

                                     Number of Securities          Value of Unexercised
                                          Underlying                    In-the-Money
                                      Unexercised Options            Options at Fiscal
                                      at Fiscal Year End                Year End
                                       (#) Exercisable/              ($)Exercisable/
             Name                       Unexercisable                Unexercisable(1)
             ----                       -------------                ----------------
Barry J. Lipsky...............         144,440/177,800                     0/0

Arnold D. Levitt..............          36,500/67,500                      0/0

Gregory J. Winsky.............         126,090/91,150                      0/0

Toni M. Tracy.................          44,600/22,000                      0/0

Robert L. Garthwaite..........          39,953/26,000                      0/0

      (1) Fair market value of securities underlying the options minus the exercise price of the options at fiscal year end.

                            COMPENSATION OF DIRECTORS

            Each director of the Company who is not an employee of the Company or any of its subsidiaries receives, for his services as a director of the Company, a non-discretionary annual grant of options under the Option Plan to purchase the number of shares of Common Stock equal to the greater of (x) 3,000 or (y) the number derived by dividing $30,000 by the fair market value of a share of Common Stock on the date of grant. During the fiscal year ended March 31, 2001, the Board of Directors also granted to Mr. Cron an option to purchase 25,000 shares of Common Stock and to each other non-employee director of the Company an option to purchase 2,000 shares of Common Stock. No cash payment is made to any non-employee director of the Company for service as a director nor do directors receive any fees from the Company for attending meetings of the Board of Directors.

                      EMPLOYMENT CONTRACTS, TERMINATION OF
                        EMPLOYMENT AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

            The Company has instituted a severance policy for each of its executive officers, which includes each of the Named Executive Officers, who has served as such for at least one year, that provides for, inter alia, salary continuation payments based on the number of years of service performed by such executive officer on termination of employment by the Company without cause and the acceleration of the vesting of stock options in certain instances on termination of employment or in connection with certain changes in control of the Company. The Company also has an agreement with Mr. Levitt that provides for the payment of salary, rent reimbursement and continuation of medical coverage upon the termination of Mr. Levitt's employment.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

            The members of the Compensation Committee for the fiscal year ended March 31, 2001 were Howard Morgan, James Meister and James Simons.

            Dr. Morgan provided consulting services to the Company during the fiscal year ended March 31, 2001 and may continue to provide such services to the Company in the current fiscal year.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The responsibilities of the Compensation Committee include administering the Option Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company.

Overall Policy

            The Compensation Committee has structured the Company's compensation program (i) to compensate its executive officers on an annual basis with a cash salary at a sufficient level to retain and motivate these officers, (ii) to link a portion of executive compensation to the Company's performance by means of annual bonuses, and (iii) to link a portion of executive compensation to appreciation of the Company's stock price by means of stock options. The objectives of this strategy are to attract and retain effective and highly qualified executives, to motivate executives to achieve the goals inherent in the Company's business strategy, and to link executive and shareholder interest through stock options.

Base Salaries

            Annual base salaries for the officers are determined by evaluating the performance of the individuals and their contributions to the performance of the Company and are based on the recommendation of the chief executive officer. Financial results, as well as non-financial measures such as the magnitude of responsibility of the position, individual experience, and the Compensation Committee's knowledge of compensation practices for comparable positions at other companies are considered.

            In establishing Mr. Lipsky's annual base salary of $330,000 for the fiscal year ending March 31, 2002, the Compensation Committee took into account the base salaries for presidents at companies of comparable size and complexity, both public and private, known to members of the Compensation Committee and Mr. Lipsky's future anticipated contributions to the Company. This salary represents no change from Mr. Lipsky's annual base salary for the fiscal year ended March 31, 2001.

Bonus Plan

            The Company's bonus plan has been used to provide incentives for the Company's executives and employees by tying profitability to an annual cash bonus distribution. The Company's bonus plan is intended to focus the executives' attention on short-term or annual business results and to award a bonus to certain employees each year based on their contributions to the profits of the Company.

            For the 2002 fiscal year, the Company will pay bonuses from one of two incentive pools, one of which will fund bonuses for the Named Executive Officers and the other of which will fund bonuses for other executives. The Compensation Committee will approve performance targets for the Company's profitability for the year. The size of each incentive pool will be determined by a formula that will take into account the degree to which the Company meets or exceeds those performance targets. For the Named Executive Officers, the Compensation Committee will specify, at the same time as it sets the performance targets for the year, the percentage of the incentive pool that may be paid to each individual. At the end of the fiscal year, the Compensation Committee will review the Company's recommendations as to bonuses for all other executives and determine the amount of bonuses payable to the executives, taking into account the Company's and the individuals' performances during the fiscal year.

Long-Term Incentives

            Under the Option Plan, stock options are granted to executives and key employees of the Company. Stock options are designed to focus the executives' attention on stock values and to align the interests of executives with those of the shareholders. Stock options are customarily granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the fourth anniversary of the date of grant. The options generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to executives to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

                             Compensation Committee

                                   Howard L. Morgan
                                   James Meister
                                   James H. Simons

                                PERFORMANCE GRAPH

            The following performance graph is a line graph comparing the yearly change in the cumulative total shareholder return on the Common Stock against the cumulative return of the Russell 3000 companies, and a line of business index comprised of the Russell 3000 Publishing companies for the five fiscal years ended March 31, 2001.

FRANKLIN ELECTRONIC PUBLISHERS                                            FOR THE FISCAL YEAR ENDING
PROXY PERFORMANCE GRAPH INDICATORS                                                    MARCH 31, 2001
RUSSELL 3000 ALL COMPANIES
PERFORMANCE CHART PLOT POINTS          3/31/96   3/31/97    3/31/98    3/31/99    3/31/00    3/31/01

RUSSELL 3000 ALL COMPANIES             100.000   116.502    172.068    195.363    238.878    185.708

RUSSELL 3000 PUBLISHING - MISC.        100.000    95.998    127.433    143.395    143.344    139.572

FRANKLIN ELECTRONIC PUBLISHERS         100.000    47.716     46.193     24.365     28.426     12.183

                                       3/31/96   3/31/97    3/31/98    3/31/99    3/31/00    3/31/01
RAW CODES                               24.625    11.750     11.375       6.00       7.00       3.00

PLOT POINTS                            100.000     47.72      46.19      24.37      28.43      12.18
FRANKLIN ELECTRONIC PUBLISHERS

Net increase (decrease)                           (52.28)    (53.81)    (75.63)    (71.57)    (87.82)

                                                 100.000    100.000    100.000    100.000    100.000

Value of $100.00 Invested over five years:

Franklin Electronic Publishers Incorporated Common Stock                 $ 12.18

Russell 3000 companies                                                   $185.71

Russell 3000 Publishing companies                                        $139.57

                             AUDIT COMMITTEE REPORT

      Management is responsible for the Company's internal financial controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors.

      We met and held discussions with management and Radin, Glass & Co., LLP, the Company's independent auditors. Management represented to us that the Company's financial statements for the year ended March 31, 2001 were prepared in accordance with generally accepted accounting principles. We discussed the financial statements with both management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

      We discussed with the independent auditors the auditor's independence from the Company and management, including the independent auditors written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

      During the year ended March 31, 2001, the Company paid Radin, Glass & Co., LLP the following fees:

      Audit Fees. Approximately $117,000 for the last annual audit, including review of periodic filings with the Securities and Exchange Commission.

      Financial Information Systems Design and Implementation Fees. No fees were paid with respect to financial information systems design and implementation.

      All Other Fees. Approximately $61,000 for all other matters (which were primarily related to tax compliance and assistance on tax related matters).

      We reviewed the above information concerning the fees paid to the independent auditors for the year ended March 31, 2001, and have considered whether the provision of these services is compatible with maintaining the independence of the independent auditors.

      Based on the foregoing, we have recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001, for filing with the Securities and Exchange Commission.

      Audit Committee

      James H. Simons
      William H. Turner
      Edward H. Cohen

                  AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN

            The Company currently has in effect the Option Plan, which was adopted as of May 1, 1998, amended and restated as of July 19, 2000 and further amended and restated as of May 19, 2001. The Option Plan currently authorizes the Company to grant options to purchase an aggregate of 1,500,000 shares of Common Stock. The Option Plan has no shares remaining available for grant. The Compensation Committee recommended to the Board, which approved, subject to shareholder approval, an increase in the number of shares of Common Stock with respect to which options may be granted under the Option Plan from 1,500,000 to 2,000,000 shares.

            The Board of Directors recommends a vote FOR the foregoing amendment to the Option Plan. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting is required for approval of this proposal.

            If the proposed amendment to the Option Plan is not approved, the Option Plan will continue to remain in effect in its present form, but because no shares remain available for grant, new options cannot be granted under the Option Plan, except to the extent any outstanding options expire or are terminated.

Nature and Purpose of the 1998 Option Plan

            The purpose of the 1998 Option Plan is to induce certain individuals to remain in the employ or service of the Company and its subsidiaries, to attract new employees, consultants and directors and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors believes that the Option Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

Duration and Modification

            The Option Plan will terminate not later than April 30, 2008. The Board of Directors may at any time terminate the Option Plan or make such modifications to the Option Plan as it may deem advisable. However, the Board may not, without approval by the shareholders of the Company, increase the number of shares of Common Stock as to which options which are intended to be incentive stock options may be granted under the Option Plan, or change the class of persons eligible to receive options which are intended to be incentive stock options in the Option Plan.

Administration

            The Option Plan is administered by the Compensation Committee. The Compensation Committee consists of three members of the Board of Directors. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board. The present members of the Compensation Committee are Drs. Simons and Morgan and Mr. Meister. The Compensation Committee has discretion to determine the participants under the Option Plan, the time and price at which options will be granted, the period during which options will be exercisable, the number of shares subject to each option and whether an option will be an incentive stock option, a non-incentive stock option or a combination thereof. The members of the Compensation Committee do not receive additional compensation for serving on the Compensation Committee.

Eligibility and Extent of Participation

            The Option Plan provides for discretionary grants of options to participants. As of March 31, 2001, approximately 75 persons were eligible to receive options pursuant to the Option Plan. No single participant may receive options under the Option Plan in any one fiscal year of the Company to purchase more than 100,000 shares of Common Stock. Each director of the Company who is not an employee of the Company or any of its subsidiaries receives, for his services as a director of the Company, a non-discretionary annual grant of options under the Option Plan to purchase the number of shares of Common Stock equal to the greater of (x) 3,000 or (y) the number derived by dividing $30,000 by the fair market value of a share of Common Stock on the date of grant. During the fiscal year ended March 31, 2001, the Board of Directors also granted to Mr. Cron an option to purchase 25,000 shares of Common Stock and to each other non-employee director of the Company an option to purchase 2,000 shares of Common Stock.

Exercise of Options

            Unless otherwise provided by the Compensation Committee at the time an option is granted, and other than in the case of the grants of options to non-employee directors, an option will be exercisable one-fourth on the first anniversary of the date of grant, one-half on the second anniversary of the date of grant, three-quarters on the third anniversary of the date of grant and in full on the fourth anniversary of the date of grant. An option granted to a non-employee director will be exercisable in full six months after the date of grant.

            An option may be exercised by a written notice with respect to a specified number of shares and payment of the exercise price for the number of shares specified. The exercise price of an option may be paid in cash or in shares of Common Stock. The initial per share exercise price for an incentive stock option may not be less than the fair market value thereof on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company. The initial per share exercise price for a non-incentive stock option may not be less than 75% of the fair market value thereof on the date of grant. No non-incentive stock option may be granted to any person who is or may reasonably become a "covered employee" under
Section 162(m) of the Code, at a price below fair market value on the date of grant. The initial per share exercise price for the options granted to non-employee directors is the fair market value of the Common Stock on the date of grant.

            No option granted pursuant to the Option Plan may be exercised more than 10 years after the date of grant, except that incentive stock options granted to participants who own more than 10% of the total combined voting power of all classes of stock of the Company at such time may not be exercised more than five years after the date of grant. No participant may be granted incentive stock options which are exercisable for the first time in any one calendar year with respect to Common Stock having an aggregate fair market value in excess of $100,000 on the date of grant. Except as permitted by the Committee, no option granted under the Plan is transferable by the optionee other than by death. With the prior approval of the Committee, and subject to such limits as may be set by the Committee, an option which is a non-incentive stock option may be transferred for no consideration to or for the benefit of the optionee's immediate family (as defined in the Plan), a trust for the exclusive benefit of the optionee and his or her immediate family or to a partnership or limited partnership company for one or more members of the optionee and his or her immediate family.

            In the event that an optionee leaves the employ or service or ceases to serve as a director of the Company or its subsidiaries by reason of death, retirement on or after his or her 65th birthday or permanent disability, each option granted to him or her shall become immediately exercisable in full, provided such option is exercised before the earlier of six months from the date of such death, retirement or permanent disability or the date of termination specified in such option.

            In the event that an optionee leaves the employ or service or ceases to serve as a director of the Company or its subsidiaries for any reason other than death, retirement on or after is or her 65th birthday or permanent disability, each option granted to him or her shall, to the extent exercisable on the date of his or her termination, terminate on the earlier to occur of 90 days of such optionee's termination and the date of termination specified in such option.

            The number of shares available for grant under the Option Plan and covered by each option granted thereunder will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Committee, in the event of any other change affecting the number or kind of the Company's outstanding Common Stock. In the event of the dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, each outstanding but unexercised option will terminate.

Federal Income Tax Consequences of Issuance and Exercise of Options

            The following discussion of the Federal income tax consequences of the granting and exercise of options under the Option Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

Non-Incentive Stock Options:

            No income will be recognized by an optionee at the time a non-incentive stock option is granted.

            Ordinary (compensation) income will be recognized by an optionee at the time a non-incentive stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. In the case of an optionee who is an employee of the Company or its subsidiaries, this ordinary income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

            Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a non-incentive stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price of an option and the amount included in income with respect to the option. The holding period will be measured from the date of exercise.

            If an optionee makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received.

            The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of his or her non-incentive stock option, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

Incentive Stock Options:

            In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an optionee or a deduction to the Company. However, for purposes of the alternative minimum tax, the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price will be considered as part of the optionee's income.

            The sale of the shares of Common Stock received pursuant to the exercise of an incentive stock option which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an incentive-stock option, an optionee must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

            If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of (a) the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of this ordinary income.

            If an optionee makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an incentive stock option will be treated as a taxable disposition if the transferred shares were not held by the participant for the requisite holding period.

RATIFICATION OF ISSUANCE OF SERIES A 10% CONVERTIBLE PREFERRED STOCK

            In April 2001, the Company was informed by the New York Stock Exchange ("NYSE"), the exchange on which the Common Stock currently trades, that the Common Stock is subject to delisting because the Company was unable to meet the shareholders' equity component of the NYSE's continued listing standards. The Company has requested a review by the NYSE of this determination and the Common Stock will continue to trade on the NYSE throughout the review period.

            In connection with the Company's effort to meet the shareholders' equity component of the NYSE's continued listing standards, as of March 31, 2001, Dr. Simons, the Company's Chairman of the Board, purchased 3,500 shares of the Company's Series A 10% Convertible Preferred Stock (the "Convertible Preferred Stock") in consideration for the payment of $3,500,000.

            No assurance can be given that notwithstanding the increase in shareholders' equity resulting from Dr. Simon's purchase of the Convertible Preferred Stock, the NYSE will reverse its decision to delist the Common Stock. Accordingly, the Company applied and received approval to list the Common Stock on the American Stock Exchange ("AMEX"). If the NYSE reverses its decision to delist the Common Stock, the Company expects that the Common Stock will continue to trade on the NYSE. If, however, the NYSE does not reverse its decision to delist the Common Stock, the Company expects that the Common Stock will trade on the AMEX.

            Both the NYSE's and AMEX's listing rules require that the Company's shareholders approve the issuance of the Convertible Preferred Stock to an affiliate of the Company.

Summary of Terms of the Convertible Preferred Stock

            This summary is qualified in its entirety by reference to the Amended and Restated Statement of Rights and Preferences ("Statement of Rights") authorizing the Convertible Preferred Stock, a copy of which has been filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K, filed May 23, 2001.

            Each share of the Convertible Preferred Stock has a stated value ("Stated Value") of $1,000. The holder of the Convertible Preferred Stock is entitled to receive a dividend, payable in additional shares of the Convertible Preferred Stock, equal to 2.5% of the outstanding shares of Convertible Preferred Stock held by such holder on June 30, 2001 and equal to 5% of the outstanding shares of Convertible Preferred Stock held by such holder on each December 31 and June 30 thereafter.

            The Convertible Preferred Stock may be converted at any time at the election of the holder thereof. Each share of Convertible Preferred Stock is initially convertible into that number of shares of Common Stock as is determined by dividing the Stated Value by $5 (the "Conversion Price"). At the current time, the outstanding shares of Convertible Preferred Stock are convertible into 700,000 shares of Common Stock. Dr. Simons has agreed not to convert any shares of the Convertible Preferred Stock unless and until the Company's shareholders ratify the issuance of the Convertible Preferred Stock.

            If at any time while the Convertible Preferred Stock is outstanding the Company sells publicly or privately (i) shares of its Common Stock (other than any shares of Common Stock that may be issued pursuant to the Company's Restricted Stock Plan or any successor thereto or upon the exercise of any options issued to employees, directors or consultants theretofore or thereafter granted by the Company), (ii) securities convertible into shares of its Common Stock, or (iii) options or warrants (other than options issued to employees, directors or consultants) to purchase shares of its Common Stock or securities convertible into shares of its Common Stock at a sale, conversion or exercise price per share, as the case may be, less than the Conversion Price then in effect, the Conversion Price shall be reset to the sale, conversion or exercise price per share, as the case may be.

            The holder of the Convertible Preferred Stock has the right to one vote for each share of Common Stock into which such Convertible Preferred Stock could then be converted. Dr. Simons has agreed that he shall not be entitled to exercise any voting rights which he has as a result of his ownership of the Convertible Preferred Stock unless and until the Company's shareholders ratify the issuance of the Convertible Preferred Stock.

            In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holder of the Convertible Preferred Stock is entitled to be paid out of the Company's assets available for distribution to its shareholders, prior and in preference to any distribution of any of the assets of the Company to the holders of the Common Stock or any other class or series of capital stock ranking junior to the Convertible Preferred Stock, an amount in cash per outstanding share of the Convertible Preferred Stock equal to the Stated Value.

Effect on Outstanding Common Stock.

            The issuance of the Common Stock upon conversion of the Convertible Preferred Stock will have no effect on the rights or privileges of existing holders of Common Stock except that the economic and voting interests of each shareholder will be diluted as a result of such issuance. Although the number of shares of the Common Stock that shareholders presently own will not decrease, such shares will represent a smaller percentage of the total shares of the Company that will be outstanding after such events.

            In addition, given that the Convertible Preferred Stock was sold only to Dr. Simons, this could allow Dr. Simons to influence the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions of the Company's certificate of incorporation and bylaws and the approval of certain mergers or other similar transactions, such as the sale of substantially all of the Company's assets.

Consequences if Shareholder Approval is Not Obtained.

            If the shareholder approval sought hereby is not obtained, the Company will have to redeem the Convertible Preferred Stock in order to maintain the listing of the Common Stock on either the NYSE or the AMEX. If the Company does not have sufficient cash to redeem the Convertible Preferred Stock, the Convertible Preferred Stock will remain issued and outstanding and the Common Stock will not meet the listing requirements of either the NYSE or the AMEX.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE ISSUANCE OF THE CONVERTIBLE PREFERRED STOCK.

            The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting is required for approval of this proposal.

                              SELECTION OF AUDITORS

            The Audit Committee has recommended to the Board of Directors, and the Board of Directors has selected, Radin, Glass & Co., LLP, independent auditors, as auditors of the Company for the fiscal year ending March 31, 2002. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to select other auditors for the fiscal year ending March 31, 2002.

            It is expected that representatives of Radin, Glass & Co., LLP will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

            The Board of Directors recommends a vote FOR ratification of the appointment of the auditors. Proxies received in response to this solicitation will be voted FOR the appointment of the auditors unless otherwise specified in the proxy.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            The law firm of Rosenman & Colin LLP, of which Mr. Cohen is a partner, was engaged as the Company's general outside counsel in the fiscal year ended March 31, 2001 and will continue to be so engaged for the fiscal year ending March 31, 2002.

            Dr. Morgan provided consulting services to the Company during the fiscal year ended March 31, 2001 and may continue to provide such services to the Company in the current fiscal year.

            As more fully described herein, as of March 31, 2001, Dr. James H. Simons, the Company's Chairman of the Board, purchased 3,500 shares of the Company's Convertible Preferred Stock in consideration for the payment of $3,500,000.

                                  MISCELLANEOUS

            Any proposal of an eligible shareholder intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 1, 2002. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the next annual meeting of shareholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company on or prior to May 30, 2002 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Shareholder proposals should be directed to the Secretary of the Company at the address set forth below.

            The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

            The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals.

            Copies of the 2001 Annual Report to Shareholders, which includes the Company's Annual Report to the Securities and Exchange Commission (Form 10-K), are being mailed to shareholders simultaneously with this Proxy Statement.

                                        By order of the Board of Directors,


                                        GREGORY J. WINSKY
                                        Secretary

One Franklin Plaza
Burlington, New Jersey 08016-4907
June __, 2001

                                                                      Appendix 1

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED
                    Audit Committee of the Board of Directors
                                     Charter

I. PURPOSE

The Audit Committee is a committee of the Board of Directors. It shall provide assistance to the Board in fulfilling the Board's statutory responsibilities relating to the quality and integrity of the Company's financial reports, monitor the Company's financial reporting process, and perform such other activities consistent with this Charter and the Company's By-laws as the Committee or the Board deems appropriate.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors, none of whom shall be an employee of the Company and each of whom shall be free from any relationship to the Company that, in the opinion of the Board, would interfere with the exercise of his independence from management and the Company. All members of the Committee shall be financially literate, and at least one member shall have accounting or related financial management expertise.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting or until their respective successors shall be duly elected and qualified.

The Committee shall have the power to retain outside counsel and other professionals if, in its judgment, that is appropriate.

III. MEETINGS

The Audit Committee shall meet at least three times annually, once to review the audit plan of the outside auditors, once to review the Company's annual financial statements prior to their issuance, and once to review the post-audit findings of the outside auditors. The Committee shall confer with the outside auditors and management to review the Company's interim financial statements and reports prior to their issuance.

The Committee shall report to the Board at least annually as to its activities.

IV. RELATIONSHIP WITH OUTSIDE AUDITORS

The outside auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders, and the Board and the Audit Committee have the ultimate authority and responsibility to select, evaluate, propose the outside auditors for shareholder ratification and, where appropriate, replace the outside auditors.

V. DUTIES AND RESPONSIBILITIES

The Audit Committee's primary duties and responsibilities are to:

Documents/Reports Review

            1. Review and assess the adequacy of this Charter at least annually.

            2. Review all public announcements of financial results and quarterly and annual financial statements and reports prior to any filing with the Securities and Exchange Commission or any release to the public or investors.

Outside Auditors

            3. Recommend to the Board the selection of outside auditors and approve the fees and other compensation to be paid to the outside auditors.

            4. Review all significant relationships the outside auditors have with the Company to determine their independence. The outside auditors shall annually provide the Audit Committee a written statement delineating all such relationships.

            5. Review the annual audit plan of the outside auditors and evaluate their performance.

Financial Reporting Processes

            6. Consult with the outside auditors concerning the completeness and accuracy of the Company's financial statements.

            7. Consult with the outside auditors concerning the quality of the Company's accounting principles as applied in its financial statements and reporting.

            8. Review any significant judgments made in management's preparation of the financial statements and the view of the outside auditors as to the appropriateness of such judgments.

            9. Review any significant difficulties encountered during the course of the audit or review, including any restrictions on the scope of the outside auditor's work or access to reviewed information.

            10. Review any significant disagreements between management and the outside auditors in connection with any public announcements of financial results and quarterly and annual financial statements and reports..

            11. Review major changes to the Company's accounting principles as recommended by the outside auditors or management.

            12. Review with the outside auditors the adequacy of the Company's system of internal controls, including computerized information system controls and security, and any related significant findings and recommendations of the outside auditors, together with management's responses thereto.

            13. Review periodically with the Company's general counsel, legal and regulatory matters that could have a significant impact on the Company's financial statements.

Other

            14. Investigate any other matter brought to its attention within the scope of its duties which it deems appropriate for investigation.

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  July 20, 2001

           This Proxy Is Solicited On Behalf of the Board of Directors

            The undersigned hereby appoints JAMES H. SIMONS and GREGORY J. WINSKY, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED to be held on Friday, July 20, 2001 at 10:00 A.M. at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York. The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1. ELECTION OF DIRECTORS

      |_| FOR all nominees      |_| WITHHOLD AUTHORITY
                                        to vote for all nominees

            Edward H. Cohen, Kenneth D. Cron, Barry J. Lipsky, Leonard M. Lodish, James Meister, Howard L. Morgan, Jerry R. Schubel, James H. Simons and William H. Turner.

            Shareholders may withhold authority to vote for any nominee(s) by writing the name of that nominee in the space provided below.

                                   ----------

2. APPROVAL of an increase in the number of shares with respect to which options may be granted under the Company's 1998 Stock Option Plan.

      |_| FOR   |_| AGAINST     |_| ABSTAIN

3. RATIFICATION of the issuance of shares of Series A 10% Convertible Preferred Stock to an affiliate of the Company.

      |_| FOR   |_| AGAINST     |_| ABSTAIN

4. APPROVAL of the appointment of auditors as set forth in the accompanying Proxy Statement.

      |_| FOR   |_| AGAINST     |_| ABSTAIN

            The proxy is authorized to transact such other business as may properly come before the meeting.

            This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR items 1, 2, 3 and 4 in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.

                                            Dated: __________, 2001


                                        ________________________________________
                                                      Print Name


                                        ________________________________________
                                                      Signature

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

            PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.